EXHIBIT 23.1



                      CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Impac Commercial Holdings, Inc.:


We consent to incorporation by reference in the registration statement (No. 333-62979) on Form S-8 of Impac Commercial Holdings, Inc. of our report dated March 3, 2000, except as to Notes 10 and 11 to the consolidated financial statements which are as of March 23, 2000, relating to the consolidated balance sheets of Impac Commercial Holdings, Inc. as of December 31, 1999 and 1998, and the related consolidated statements of operations and comprehensive earnings (loss), changes in stockholders' equity and cash flows for the years ended December 31, 1999 and 1998, and for the period from January 15, 1997 (commencement of operations) through December 31, 1997, which report appears in the December 31, 1999 annual report on Form 10-K of Impac Commercial Holdings, Inc.






                                                     /S/ KPMG LLP
                                                     ------------


Orange County, California
March 29, 2000